UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2018 (September 11, 2018)

GLYECO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	230 Gill Way Rock Hill, South Carolina	29730
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 11, 2018, Ian Rhodes resigned as Chief Executive Officer and Director of GlyEco, Inc., a Nevada Corporation (the “Company”). The resignation was for personal reasons and not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On September 11, 2018, simultaneous with Mr. Rhodes’ resignation, the Company appointed Richard Geib as President and Chief Executive Officer of the Company. As a result, Mr. Geib has resigned as the Company’s Chief Operating Officer and Executive Vice President of Additives and Glycols. The Company is currently in the process of finalizing an employment agreement with Mr. Geib to cover his new duties.

As President and Chief Executive Officer of the Company, Mr. Geib will be responsible for, among other duties: (i) overseeing the development and implementation of the Company’s short and long range strategic plans; (ii) managing the physical, financial and human resources of the Company; (iii) advising the Board of Directors of the Company (the “Board”) and keeping the Board up-to-date on the status of the Company; (iv) recommending an annual Company budget to the Board; (v) interfacing between the Board and the employees of the Company; (vi) overseeing operations; (vii) recommending and overseeing capital raises; and (viii) managing community and public relations.

Biographical information for Mr. Geib has previously been disclosed on the Company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission on April 2, 2018.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Geib.

Related Party Transactions

On December 27, 2016, the Company closed the acquisition of WEBA Technology Corp. (“WEBA”) pursuant to which Mr. Geib and his wife, Jennifer Geib were issued 8% Promissory Notes in an aggregate principal amount of $2.65 Million (the “WEBA Seller Notes”), $1.325 Million of which was issued to each of Mr. Geib and Ms. Geib. The WEBA Seller Notes mature on December 27, 2021, or on such earlier date as provided in the WEBA Seller Notes. As of June 30, 2018, the outstanding principal amount of the WEBA Seller Note held by each of Mr. Geib and Ms. Geib, and accrued and unpaid interest thereon, is $1,439,002.

Item 8.01 Other Events

On September 12, 2018, the Company issued a press release (the “Press Release”) announcing the appointment of Mr. Geib as the Company’s new Chief Executive Officer and Mr. Rhodes’ resignation as the Chief Executive Officer of the Company. A copy of the Press Release is attached hereto as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Exhibits 99.1 contains forward-looking statements regarding the Company, and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release, dated September 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2018

GlyEco, Inc.

By:	/s/ Richard geib
Name:	Richard Geib
Title:	Chief Executive Officer